UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016 (April 27, 2016)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The description of the Cooperation Agreement (as defined below) set forth under Item 5.02 of this Current Report on Form 8-K and as qualified in its entirety by reference to the full text of the Cooperation Agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, Rentech, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Lone Star Value Management, LLC and certain of its affiliates (“Lone Star Value”) (in aggregate a 4.1% beneficial holder of the Company’s common stock) and Kevin Rendino (“Mr. Rendino”). In connection with the execution of the Cooperation Agreement, the Board of Directors of the Company (the “Board”) appointed Mr. Rendino as an independent director as a member of the class of directors with a term expiring at the Company’s 2017 annual meeting of shareholders, filling a vacancy in that class. Concurrent with his appointment to the Board, Mr. Rendino was also appointed to the Finance Committee of the Board and the Compensation Committee of the Board. Lone Star Value has certain rights to recommend a substitute director if Mr. Rendino is unable to serve as a director, resigns or is removed during the term of the “Standstill Period” (as defined in the Cooperation Agreement).

Kevin Rendino has been the President and CEO of RGJ Capital, LLC, a fund focused on investing in securities that are undervalued relative to the future true worth of their underlying assets since December, 2012.  Prior to this, Mr. Rendino served as Portfolio Manager and Managing Director at BlackRock, Inc., where he was head of the Basic Value Equity Group ($10 to $13 billion in assets), as well as being a member of BlackRock’s Leadership Committee until 2012.  Mr. Rendino joined BlackRock in 2006, following its merger with Merrill Lynch Investment Managers.  His career began with Merrill Lynch in 1988, where he held various roles, including Managing Director, Portfolio Manager and heading the Basic Value Group.  A well-respected member of the investment community, Mr. Rendino has been a frequent contributor to CNBC, Bloomberg TV, Fox Business and other financial newspapers and magazines, including the New York Times and the Wall Street Journal.  Since 2014, Mr. Rendino has been Board Chair of Partners for Health, a public charity based in Montclair, NJ.  The Foundation’s focus areas include: hunger and homelessness; policy and environmental changes that promote healthy people in healthy places; aging in our communities and mental health.  Partners for Health has awarded grants totaling more than $7 million to 60 organizations, congregations, school districts and municipalities.  He joined the Board in 2011.  Mr. Rendino received his BS in Finance with high honors from the Carroll School of Management at Boston College.

Mr. Rendino will receive the standard compensation received by the Company’s non-employee directors. The standard compensation arrangements received by the Company’s non-employee directors are generally as described in the Company’s definitive proxy statement on Schedule 14A filed on or about April 28, 2016 with the Securities and Exchange Commission.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Cooperation Agreement by and among Rentech, Inc., Lone Star Value Management, LLC and certain of its affiliates, and Kevin Rendino, dated as of April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 28, 2016	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel